                                                                            Exhibit 11
                                                                            Page 1 of 2

                                                          Ford Motor Company and Subsidiaries

                                      COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                                      ------------------------------------------------------------
                                   IN ACCORDANCE WITH OPINION 15 OF THE ACCOUNTING PRINCIPLES BOARD
                                   ----------------------------------------------------------------




                                                       Second Quarter 1995                        Second Quarter 1994
                                                --------------------------------          -----------------------------------
                                                                      Income                                    Income
                                                                   Attributable                               Attributable
                                                 Avg. Shares        to Common             Avg. Shares         to Common
                                                  of Common    and Class B Stock           of Common      and Class B Stock
                                                 and Class B   -----------------          and Class B     -------------------
                                                    Stock                   Per              Stock                        Per
                                                 Outstanding     Total     Share           Outstanding     Total        Share
                                                ------------   ---------   -----          -------------   ------        -----
                                                   (Mils.)      (Mils.)                    (Mils.)        (Mils.)

Preliminary Earnings Per Share Calculation        1,040         $1,503       $1.45          1,005          $1,639       $1.63

 I. Primary Earnings Per Share
    --------------------------
    . Assuming exercise of options                   34                                        45
    . Assuming purchase of shares with
       proceeds of options                          (18)                                      (26)
    . Assuming issuance of shares contingently
       issuable                                       2                                         2
    . Uncommitted ESOP shares                        (3)                                       (6)
                                                  -----                                    ------
        Net Common Stock Equivalents                 15                                        15
                                                  -----                                    ------
     Primary Earnings Per Share Calculation       1,055          $1,503      $1.42a/        1,020          $1,639       $1.61a/
                                                  =====          ======      =====         ======          ======       =====

II. Fully Diluted Earnings Per Share
    --------------------------------

    Primary Earnings Per Share Calculation       1,055          $1,503      $1.42          1,020          $1,639       $1.61

    . Assuming conversion of convertible
       preferred stock                             139              45b/                     150              48b/
    . Reduction in shares assumed to be purchased
       with option proceeds c/                       1                                         0
                                                 -----          ------                     -----          -----

    Fully Diluted Earnings Per Share
     Calculation                                 1,195          $1,548      $1.30          1,170          $1,687       $1.44
                                                 =====          ======      =====          =====          ======       =====




- - - - - -
a/ The effect of common stock equivalents and/or other dilutive securities was not material in this period;
   therefore, the amount presented on the income statement is the Preliminary Earnings Per Share Calculation.
b/ Reflects the elimination of preferred dividends upon conversion.
c/ Incremental effect of dividing assumed option proceeds by the ending price, rather than the average price, of Common
   Stock for each period when the ending price exceeds the average price.

                                                                           Exhibit 11
                                                                           Page 2 of 2

                                                         Ford Motor Company and Subsidiaries

                                              COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                                              -----------------------------------------------------------
                                           IN ACCORDANCE WITH OPINION 15 OF THE ACCOUNTING PRINCIPLES BOARD
                                           ----------------------------------------------------------------


                                                        First Half 1995                              First Half 1994
                                               --------------------------------             -------------------------------------
                                                                    Income                                      Income
                                              Avg. Shares        Attributable              Avg. Shares        Attributable
                                               of Common          to Common                 of Common          to Common
                                               and Class B   and Class B Stock              and Class B   and Class B Stock
                                                  Stock                        Per            Stock                        Per
                                               Outstanding     Total          Share         Outstanding     Total         Share
                                               -----------   ---------       -------        ------------   -------       --------
                                               (Mils.)       (Mils.)                        (Mils.)        (Mils.)

Preliminary Earnings Per Share Calculation     1,033          $2,981       $2.89            1,002          $2,471       $2.47

 I. Primary Earnings Per Share
    --------------------------

    . Assuming exercise of options               34                                           45
    . Assuming purchase of shares with
       proceeds of options                      (19)                                         (25)
    . Assuming issuance of shares contingently
       issuable                                   2                                            2
    . Uncommitted ESOP shares                    (3)                                          (6)
                                              -----                                        -----
        Net Common Stock Equivalents             14                                           16
                                              -----                                        -----

    Primary Earnings Per Share Calculation    1,047          $2,981       $2.85a/          1,018          $2,471       $2.43a/
                                              =====          ======       =====           ======          ======       =====

II. Fully Diluted Earnings Per Share
    --------------------------------

    Primary Earnings Per Share Calculation   1,047          $2,981       $2.85            1,018          $2,471       $2.43

    . Assuming conversion of convertible
       preferred stock                         144              93b/                        150              97b/
    . Reduction in shares assumed to
       be purchased
       with option proceeds c/                   2                                            0
                                             -----          ------                       ------          ------

    Fully Diluted Earnings Per Share
     Calculation                             1,193          $3,074       $2.59            1,168          $2,568       $2.20
                                             =====          ======       =====           ======          ======       =====


- - - - - -
a/ The effect of common stock equivalents and/or other dilutive securities was not material in this period; therefore, the amount presented on the income statement is the Preliminary Earnings Per Share Calculation.
b/ Reflects the elimination of preferred dividends upon conversion. c/ Incremental effect of dividing assumed option proceeds by the ending price, rather than the average price, of Common Stock for each period when the ending price exceeds the average price.

                                     -30-
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